UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No._)

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14A-12

FLUENT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

300 Vesey Street, 9th Floor
New York, NY 10282
(646) 669-7272

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on March 18, 2024

Dear Stockholders of Fluent, Inc.:

You are invited to attend a special meeting (the “Meeting”) of stockholders of Fluent, Inc., a Delaware corporation (“Fluent,” “we,” “us,” “our,” or the “Company”), to be held on Monday, March 18, 2024 at 11:00 a.m. Eastern Time. The Meeting will be convened and conducted in a virtual meeting format. Stockholders will not be able to attend the Meeting in person. The accompanying proxy statement includes instructions on how to attend the Meeting and how to vote and submit questions.

At the Meeting, our stockholders will consider and vote upon the following items:

1.

To approve a proposal to give our board of directors the authority, at its discretion, to file a certificate of amendment to our certificate of incorporation to effect a reverse split of our issued common stock at a ratio that is not less than 1-for-2 and not greater than 1-for-15, without reducing the authorized number of shares of our common stock, with the exact ratio to be selected by our board of directors in its discretion and to be effected, if at all, in the sole discretion of our board of directors at any time following stockholder approval of the amendment to our certificate of incorporation and before March 18, 2025 without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”); and

2.

To approve the adjournment of the Meeting, if necessary or advisable, to solicit additional proxies in favor of the Reverse Stock Split Proposal if there are not sufficient votes to approve such proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” BOTH PROPOSALS.

The record date for the Meeting is February 12, 2024. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Meeting, or any adjournment or postponement thereof.

You are cordially invited to participate in the Meeting. Please review the proxy statement accompanying this notice for more complete information regarding the matters to be voted on at the Meeting. Whether or not you expect to attend the Meeting, please complete, date, sign and return the enclosed proxy card or submit your proxy through the Internet or by telephone as promptly as possible to ensure your shares will be represented at the Meeting.

New York, New York	By order of the Board of Directors,

February 12, 2024	/s/ Ryan Schulke
Ryan Schulke
Chairman of the Board and Chief Strategy Officer

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting

The notice of special meeting and the proxy statement and form of proxy card are available at https://investors.fluentco.com/financial-information/sec-filings.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON March 18, 2024

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT, THE SPECIAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the board of directors (the “Board”) of Fluent, Inc. (referred to as “we,” “our,” “us,” the “Company,” the “Corporation” or “Fluent” in this proxy statement), of proxies to be voted at a special meeting (the “Meeting”) of stockholders scheduled to be held at 11:00 a.m. Eastern Time on March 18, 2024 and at any adjournment or postponement thereof. Before or during the Meeting, stockholders will act upon the proposals described in this proxy statement.

The notice of the Meeting, this proxy statement and the proxy card are first being sent or made available to stockholders on or about February 12, 2024.

Who can vote at the Meeting?

Only our stockholders of record at the close of business on February 12, 2024, the record date for the Meeting, or their legal proxy holders, are entitled to vote at the Meeting. There were 85,967,141 shares of our common stock outstanding and entitled to vote on the record date. Our common stock is our only class of outstanding stock. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting. A complete list of stockholders entitled to vote at the Meeting will be available at our offices located at 300 Vesey Street, 9th Floor, New York, NY 10282 for any purpose germane to the Meeting, during ordinary business hours, for a period of ten days prior to the Meeting.  The list will also be available for examination by stockholders during the Meeting within the virtual meeting platform, which may be accessed as described below under the heading “How may I participate in the Meeting?”. If you would like to inspect the list prior to the Meeting, please call Daniel J. Barsky, General Counsel and Corporate Secretary, at (646) 669-7272 to arrange a visit to our offices.

How may I participate in the Meeting?

The Meeting will be a completely virtual meeting conducted via live audio webcast. We believe this technology provides expanded access, improved communication and cost savings for our stockholders. Hosting a virtual meeting enables increased stockholder attendance and participation from any location around the world.

To participate in the Meeting, go to www.virtualshareholdermeeting.com/FLNT2024SM. Online check-in may begin 15 minutes before the Meeting is scheduled to start. We encourage you to access the Meeting early so that any technical difficulties may be addressed before the Meeting begins. You should ensure you have a strong Internet connection wherever you intend to participate in the Meeting. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone or similar companies.

Stockholders of record: Shares registered directly in your name

If, at the close of business on the record date, your shares were registered directly in your name with the Company’s transfer agent, then you are a stockholder of record for purposes of the Meeting and you may attend the Meeting by visiting www.virtualshareholdermeeting.com/FLNT2024SM and logging in by entering the 16-digit control number found on your proxy card or on the instructions that accompanied the proxy materials provided to you, as applicable. Once you are logged into the Meeting using your 16-digit control number, you will be able to submit a question at any time during the Meeting by following the instructions provided in the Meeting portal. The chair of the Meeting has broad authority to conduct the Meeting in an orderly manner, including establishing rules of conduct.

If you have lost your 16-digit control number or are not a registered stockholder entitled to vote at the Meeting, you will be able to attend the Meeting by visiting www.virtualshareholdermeeting.com/FLNT2024SM and registering as a guest. If you enter the Meeting as a guest, you will not be able to vote your shares or submit questions during the Meeting.

Beneficial owners: Shares registered in the name of a broker, bank or other nominee

If, at the close of business on the record date, your shares were not held in your name, but rather in an account at a broker, bank, or other nominee, then you are the beneficial owner of those shares and those shares are considered to be held in “street name.” The proxy materials for the Meeting are being forwarded to you by the broker, bank or other nominee holding your shares. The organization holding your shares is considered to be the stockholder of record for purposes of voting on the proposals being submitted to our stockholders at the Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to virtually attend the Meeting. However, if your shares are held in street name, you may not vote your shares at the Meeting or submit questions during the Meeting unless you first request and obtain a valid legal proxy from your broker, bank or other nominee. Please see the discussion below under the heading, “How do I vote?” for information on obtaining a valid legal proxy for the Meeting.

What proposals will be submitted to the stockholders for a vote?

There are two matters scheduled for a vote:

1.

To approve a proposal to give the Board the authority, at its discretion, to file a certificate of amendment to our certificate of incorporation to effect a reverse split of our issued common stock at a ratio that is not less than 1-for-2 and not greater than 1-for-15, without reducing the authorized number of shares of our common stock, with the exact ratio to be selected by the Board in its discretion and to be effected, if at all, in the sole discretion of the Board at any time following stockholder approval of the amendment to our certificate of incorporation and before March 18, 2025 without further approval or authorization of our stockholders. We refer to this proposal as the “Reverse Stock Split Proposal.”

2.

To approve the adjournment of the Meeting, if necessary or advisable, to solicit additional proxies in favor of the Reverse Stock Split Proposal if there are not sufficient votes to approve such proposal. We refer to this proposal as the “Adjournment Proposal.”

Why is the Reverse Stock Split Proposal important?

The primary goal of the reverse stock split, if implemented, is to increase the price per share of our common stock to regain compliance with The Nasdaq Capital Market’s continued listing requirements relating to maintaining a minimum bid price of $1.00 per share. If we do not demonstrate compliance with The Nasdaq Capital Market’s minimum bid price requirements by April 29, 2024, we will receive written notification from the staff of The Nasdaq Stock Market, LLC that our common stock will be delisted. The Board believes it is in the best interest of the Company and our stockholders to maintain the listing of our common stock on The Nasdaq Capital Market. For more information on the reasons for the Reverse Stock Split Proposal and its general effect, if implemented, please refer to the section of this proxy statement entitled “PROPOSAL NO. 1 THE REVERSE STOCK SPLIT PROPOSAL.”

How does the Board recommend that I vote on the proposals?

The Board recommends that you vote as follows:

●	“FOR” the Reverse Stock Split Proposal; and

●	“FOR” the Adjournment Proposal.

How do I vote?

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or voting instruction form, as applicable, or as instructed via the Internet or telephone. You may specify whether your shares should be voted “FOR” or “AGAINST,” or you may specify that your shares should “ABSTAIN” from voting with respect to each proposal. Voting by proxy will not affect your right to attend the Meeting.

The procedures for voting are as follows:

Stockholders of record: Shares registered directly in your name.

If you are a stockholder of record, you may vote online during the Meeting or you may vote by proxy using the enclosed proxy card or through the Internet or over the telephone. Whether or not you plan to participate in the Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you vote by proxy, you may still attend the Meeting and vote online during meeting, if you choose.

●

During the Meeting: To vote online during the Meeting, follow the instructions above under the heading “How do I participate in the Meeting?” to access the Meeting and then follow the instructions available in the Meeting platform during the meeting.

●

By Mail: To vote using the proxy card, please complete, sign and date the proxy card and return it in the provided prepaid envelope. If we receive your signed proxy card before the Meeting, we will vote your shares as instructed on the proxy card.

●

By Internet: Go to https://www.proxyvote.com or scan the QR code provided on your proxy card and follow the instructions. Please have your proxy card handy when you access the website. If you vote via the Internet, you do not need to return your proxy card.

●

By Telephone: Call the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on March 17, 2024. After that, telephone and Internet voting will be closed, and if you want to vote your shares, you will either need to ensure that your proxy card is received before voting begins at the Meeting or attend the Meeting and vote your shares online during the meeting.

Beneficial owners: Shares registered in the name of a broker, bank or other nominee.

If you are the beneficial owner of shares of our common stock, and you should have received this proxy statement and the accompanying notice of the Meeting by mail or e-mail from the broker, bank, or other nominee holding your shares, along with information on how to submit your voting instructions. As a beneficial owner, you have the right to instruct the organization holding your shares how to vote your shares. Follow the voting instructions provided by your broker, bank, or other nominee to ensure your vote is counted. To vote online during the Meeting, you must first obtain a valid legal proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank, or other nominee provided with these proxy materials, or contact your broker, bank, or other nominee to request a proxy form well in advance of the Meeting.

What happens if I do not vote?

Stockholders of record: Shares registered directly in your name.

If you are a stockholder of record and do not vote by completing your proxy card, or by telephone, through the Internet, or by virtually attending the Meeting and voting during the Meeting, your shares will not be voted.

Beneficial owners: Shares registered in the name of a broker, bank or other nominee.

If you are a beneficial owner and do not instruct your broker, bank, or other nominee how to vote your shares, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether a particular proposal is considered a “routine” or “non-routine” matter under the rules of the New York Stock Exchange applicable to securities intermediaries, even though we are a Nasdaq-listed company. If you do not provide voting instructions, your shares will not be voted on any proposal considered a “non-routine” matter because brokers, banks and other agents lack discretionary authority to vote uninstructed shares on non-routine matters. The absence of a vote on non-routine matters is called a “broker non-vote.” On the other hand, brokers, banks and other nominees may use their discretion to vote uninstructed shares on matters consider to be “routine.”

We expect the Reverse Stock Split Proposal and the Adjournment Proposal to be considered “routine” matters under New York Stock Exchange rules. Accordingly, we expect the broker, bank and other nominee holding your shares will have discretionary voting authority to vote your shares on the Reverse Stock Split Proposal and the Adjournment Proposal even if that organization does not receive voting instructions from you. However, certain organizations may elect not to vote shares without an instruction from the beneficial holder even if they have discretionary authority to do so. So, if you are a beneficial holder, please follow the instructions provided by your broker, bank or other nominee to instruct the organization as to how you wish to vote your shares.

May I revoke a previously submitted proxy or otherwise change my vote?

Yes. You may revoke your proxy or change your vote as described below.

If you are a stockholder of record, you can revoke your proxy at any time before the final vote at the Meeting by:

●

giving written notice that you are revoking your proxy to Fluent’s General Counsel and Corporate Secretary, Daniel J. Barsky, at 300 Vesey Street, 9th Floor, New York, NY 10282 (such revocation must be received before the Meeting);

●

delivering a properly completed proxy card with a later date, or vote by telephone or on the Internet at a later date (we will vote your shares as directed in the last instructions properly received from you prior to the Meeting); or

●	attending and voting online at the Meeting (note, simply attending the Meeting will not, by itself, revoke your proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other agent that is the holder of record and following its instructions.

Please note that to be effective, your new proxy card, internet or telephonic voting instructions or written notice of revocation must be received by the Secretary prior to the Meeting and, in the case of internet or telephonic voting instructions, must be received before 11:59 p.m. Eastern Time on March 17, 2024.

Unless revoked, a proxy will be voted at the virtual meeting in accordance with the stockholder’s indicated instructions.

What if I return a signed proxy card or otherwise submit a valid proxy but do not make specific voting choices?

If you are a stockholder of record and submit a proxy without making any voting selections, your shares will be voted “FOR” each of the proposals described in this proxy statement in accordance with the recommendations of the Board.

If you are a beneficial owner, please see the discussion above regarding uninstructed shares under the heading “What happens if I do not vote?”.

What if I have questions about my shares or need to change my mailing address?

If you are a stockholder of record and have questions about your shares or need to change your mailing address, you may contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (212) 509-4000 or (800) 509-5586, through its website at https://continentalstock.com/contact, or by U.S. mail at 1 State Street, 30th Floor, New York, NY 10004.

If you are a beneficial owner, please contact the broker, bank or other nominee holding your shares.

What is the quorum requirement for the Meeting?

A quorum of stockholders is necessary to hold the Meeting. A quorum will be present if a majority of the outstanding shares of our common stock entitled to vote on the record date are present in person or represented by proxy at the Meeting. On the record date, there were 85,967,141 shares of our common stock outstanding and entitled to vote. Thus, at least 42,983,571 shares must be present or represented by proxy at the Meeting in order for there to be a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

If a quorum is not present at the time appointed for the Meeting or within a reasonable time thereafter as the stockholders may determine, the stockholders present or represented at the Meeting may adjourn the Meeting to another time and place.

Who will count the votes?

Votes will be counted by the inspector of election appointed for the Meeting. The inspector of election will determine whether a quorum is present and will tabulate votes cast for each proposal by proxy and at the meeting.

How many votes are required to approve each proposal?

Approval of each of the Reverse Stock Split Proposal and the Adjournment Proposal requires that a quorum is present at the Meeting and a majority of the votes cast on the proposal are cast affirmatively. In other words, to be approved, the votes cast “FOR” the proposal must exceed the votes cast “AGAINST” the proposal.

Abstentions and broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the Meeting, but are not considered to be votes cast on any proposal and, therefore, broker non-votes and abstentions will have no effect on the outcome of the Reverse Stock Split Proposal or the Adjournment Proposal. Broker non-votes are not expected on either of the proposals because each proposal is expected to be considered a “routine” matter.

What does it mean if I receive more than one proxy card?

If you receive more than one set of proxy materials or more than one proxy card or voting instruction form, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the proxy cards and/or voting instruction forms you receive to ensure that all of your shares are voted.

Am I entitled to dissenter rights or appraisal rights?

No, our stockholders are not entitled to dissenters’ rights or appraisal rights on any of the matters being submitted to stockholders at the Meeting.

Can I access this proxy statement on the Internet?

Yes, this proxy statement is available on our website at https://investors.fluentco.com/financial-information/sec-filings. Instead of receiving future proxy statements and accompanying materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing documents and mailing them to you, and also gives you an electronic link to the proxy voting site.

Stockholders of Record: You may enroll in the electronic proxy delivery service at any time by accessing your stockholder account at https://continentalstock.com and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other nominee regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission or by other means of communication. Our directors, officers or employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We do not anticipate hiring an agency to solicit votes from stockholders at this time; however, if we determine that such action would be appropriate or necessary, we would pay the cost of such service.

How can I find out the results of the voting at the Meeting?

Preliminary voting results will be announced at the Meeting. Final voting results will be reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) that we expect to file within four business days after the Meeting.

Who can help answer questions I might have about the Meeting, including if I have any questions about how to vote?

If you have any questions concerning the virtual Meeting (including accessing the meeting by virtual means) or would like additional copies of this proxy statement or need help voting your shares of the Company’s common stock, please contact Daniel J. Barsky, General Counsel and Corporate Secretary, by telephone at (646) 669-7272 or by mail at 300 Vesey Street, 9th Floor, New York, New York 10282.

PROPOSAL NO. 1

THE REVERSE STOCK SPLIT PROPOSAL

General

Our Board has adopted and is recommending that our stockholders approve an amendment to our certificate of incorporation, as amended, to effect a reverse split of the issued shares of our common stock at a ratio that is not less than 1-for-2 and not greater than 1-for-15, without reducing the authorized number of shares of our common stock, with the exact ratio to be selected by the Board in its discretion, and to be effected, if at all, in the sole discretion of the Board at any time after stockholder approval of the amendment and before March 18, 2025 without further approval or authorization of our stockholders. If our stockholders approve this proposal, the Board will have authority to give effect to the reverse stock split. However, notwithstanding stockholder approval of this proposal, the Board may elect not to proceed with the reverse stock split if, at any time the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the reverse stock split. By voting in favor of this proposal, you are expressly also authorizing the Board to determine not to proceed with the reverse stock split in its sole discretion.

If the reverse stock split is implemented, at the effective time of the reverse split, the issued shares of our common stock immediately prior to the effective time will be combined and reclassified into a smaller number of shares such that, except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will own one new share of our common stock for every two to 15 shares of common stock owned by such stockholder immediately prior to the effective time of the reverse split, depending on the exact ratio approved by the Board.

A copy of the proposed form of certificate of amendment to our certificate of incorporation to effect the reverse stock split is attached as Appendix A to this proxy statement.

Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our primary reason for recommending the reverse stock split is based on our belief that the reverse stock split will likely be necessary to increase the bid price of our common stock within the Additional Compliance Period (as defined below) to avoid being delisted from The Nasdaq Capital Market. Our common stock is publicly traded and listed on The Nasdaq Capital Market under the trading symbol “FLNT.” To maintain our listing, we must comply with the continued listing requirements of The Nasdaq Capital Market, which include a minimum bid price requirement of $1.00 per share.

On May 1, 2023, we received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we no longer met the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) because the closing bid price for our common stock was less than $1.00 per share for the previous 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until October 30, 2023 (the “Initial Compliance Period”), to regain compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1). On October 5, 2023, we applied to transfer the listing of our common stock from The Nasdaq Global Market to The Nasdaq Capital Market (the “Transfer”). On October 16, 2023, we received notice from the Nasdaq Listing Qualifications Staff (the “Nasdaq staff”) that the Transfer was approved. The Transfer became effective on October 18, 2023, at which time we were afforded the remainder of the Initial Compliance Period.

On October 31, 2023, we received notification that the Nasdaq staff determined we were eligible for an additional 180 calendar day period, or until April 29, 2024 (the “Additional Compliance Period”), to regain compliance with the minimum $1.00 per share bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). We were afforded the Additional Compliance Period under Nasdaq Listing Rule 5810(c)(3)(A)(ii) based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and our written notice to Nasdaq of our intention to cure the Minimum Bid Price Requirement deficiency during the Additional Compliance Period by effecting a reverse stock split, if necessary.

If at any time during the Additional Compliance Period, the closing bid price of our common stock is at least $1.00 per share for a minimum of ten consecutive business days, the Nasdaq staff will provide written confirmation of compliance with the Minimum Bid Price Requirement and the matter will be closed, unless the Nasdaq staff exercises its discretion to require the Company to satisfy the Minimum Bid Price Requirement for a period in excess of ten consecutive business days as described in Nasdaq Listing Rule 5810(c)(3)(H). If we do not demonstrate compliance with the Minimum Bid Price Requirement by April 29, 2024, we will receive written notification from the Nasdaq staff that our common stock will be delisted. At that time, we may appeal the delisting determination to an independent hearings panel by submitting a hearing request within seven calendar days of the date of the delisting determination notice. If timely requested, we expect the hearing would take place within 45 days of the hearing request. A timely request for a hearing will ordinarily stay Nasdaq’s suspension and delisting action pending the issuance of a written panel decision. However, there would be no assurance that, if we receive a delisting notice and appeal the delisting determination, such appeal would be successful.

The Board has considered the potential harm to the Company and our stockholders should Nasdaq delist our common stock from The Nasdaq Capital Market. Delisting our common stock could adversely affect the liquidity and market price of our common stock because alternatives, such as the OTCQB and the Pink markets operated by the OTC Markets Group Inc., are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our common stock on such markets. Many investors likely would not buy or sell our common stock due to difficulty in accessing the OTCQB or Pink markets, policies preventing them from trading in securities not listed on a national securities exchange, or other reasons. Delisting of our common stock from The Nasdaq Capital Market could also cause a loss of confidence of existing or potential industry partners, clients, lenders, and employees, which could further harm our business and our future prospects. The Board believes that the reverse stock split is a potentially effective means for us to regain compliance with the Minimum Bid Price Requirement by producing the immediate effect of increasing the per share bid price of our common stock to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The Nasdaq Capital Market.

In addition, the reverse stock split may make our common stock a more attractive and cost-effective investment to a broader range of investors, which in turn could improve the marketability and liquidity of our common stock. For example, the current market price of our common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing our common stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in investors paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share bid price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the bid price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended or expected benefits described above, that the bid price of our common stock will increase following the reverse stock split, that as a result of the reverse stock split we will be able to satisfy the Minimum Bid Price Requirement, or that the bid price of our common stock will not decrease in the future. Additionally, we cannot assure you that the bid price per share of our common stock after the reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split, and a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

Effects of the Reverse Stock Split

Generally

Based on 85,967,141 shares of our common stock issued as of the record date for the Meeting, which includes 4,611,569 shares of treasury stock, immediately following the reverse stock split, if implemented (without giving effect to rounding for fractional shares):

●	assuming a 2-for-1 reverse split ratio, we would have approximately 42,983,571 shares of common stock issued, which includes approximately 2,305,785 shares of treasury stock;

●	assuming a 7-for-1 reverse split ratio, we would have approximately 12,281,020 shares of common stock issued, which includes approximately 658,796 shares of treasury stock; and

●	assuming a 15-for-1 reverse split ratio, we would have approximately 5,731,143 shares of common stock issued, which includes approximately 307,438 shares of treasury stock.

The reverse stock split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest or any stockholder’s proportionate voting power, except that, as described below under “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the reverse stock split because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share.

The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

If the reverse stock split is effected, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our common stock, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below under “Procedure for Implementing the Reverse Stock Split – Holders of Certificated Shares of Common Stock.”

Our common stock is currently registered under the Securities Exchange Act of 1934 (the “Exchange Act”), and we are subject to the current and periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act. In addition, notwithstanding the decrease in the number of outstanding shares that will result if the reverse stock split is effected, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Our common stock would continue to be listed on The Nasdaq Capital Market under the symbol “FLNT” immediately following the reverse stock split, although it is likely that Nasdaq would temporarily add the letter “D” to the end of the trading symbol to indicate that the reverse stock split occurred.

Effect on Authorized Shares of Common Stock

The reverse stock split will not change the number of authorized shares of our common stock. Because the number of issued shares of our common stock will decrease if the reverse stock split is effected, the number of shares of our common stock remaining available for issuance will increase. Currently, the number of authorized shares of our common stock is 200,000,000. Subject to limitations imposed by Nasdaq, the additional shares available for issuance may be issued without stockholder approval at any time, in the sole discretion of the Board. The authorized and unissued shares may be issued for cash, for acquisitions or for any other purpose that the Board determines to be in our best interests.

By increasing the number of authorized but unissued shares of our common stock, the reverse stock split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company or our stockholders. The reverse stock split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the reverse stock split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The reverse stock split may have the effect of permitting our current management, including our current directors, to retain their position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with our operations. However, the Board is not aware of any attempt to take control of the Company and the Board has not approved the reverse stock split with the intent that it be utilized as a type of anti-takeover device.

Effect on Par Value of our Common Stock

The reverse stock split will not affect the per share par value of our common stock, which will remain at $0.0005.

Effect on Warrants, and Convertible or Exchangeable Securities

If the reverse stock split is effected, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of outstanding warrants, and convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of our common stock, if any. This will result in approximately the same aggregate price being required to be paid under such securities upon exercise, exchange or conversion, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares reserved for issuance pursuant to these securities, if any, will be proportionately adjusted based on the reverse stock split ratio approved by the Board, subject to our treatment of fractional shares.

Effect on Authorized Shares and Par Value of our Preferred Stock

The reverse stock split will not affect the authorized number or per share par value of our preferred stock, which will remain at 10,000,000 and $0.0001, respectively. We currently do not have any series of preferred stock outstanding.

Effect on our Equity Incentive Plans and Outstanding Awards

Pursuant to the terms of our 2018 Stock Incentive Plan (the “2018 Plan”) and 2022 Omnibus Equity Incentive Plan (the “2022 Plan”) (collectively, the “Plans”), the number of shares of common stock issuable upon exercise or vesting of all then outstanding stock options, restricted stock units (“RSUs”), and other equity awards will be proportionately adjusted using the reverse stock split ratio approved by the Board for the reverse stock split, and rounded down to the nearest whole share. The number of shares then reserved for issuance under the Plans will also be reduced proportionately based upon the reverse stock split ratio approved by the Board. In addition, the exercise price for each outstanding stock option will be increased in inverse proportion to the reverse stock split ratio approved by the Board such that upon an exercise, the aggregate exercise price payable by the option holder to the Company for the shares subject to the option will remain approximately the same as the aggregate exercise price prior to the reverse stock split, subject to the terms of such securities.

The following table contains approximate information, based on share information as of February 12, 2024, relating to our common stock based on potential reverse stock split ratios (without giving effect to the treatment of fractional shares):

Status	Number of Shares of Common Stock Authorized for Issuance	Number of Shares of Common Stock Issued (1)	Number of Shares of Common Stock Reserved for Future Issuance (2)	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	200,000,000	85,967,141	13,085,861	100,946,998
Post-Reverse Stock Split 1‑for‑2	200,000,000	42,983,571	6,542,931	150,473,498
Post-Reverse Stock Split 1‑for-7	200,000,000	12,281,020	1,869,409	185,849,571
Post-Reverse Stock Split 1‑for‑15	200,000,000	5,731,143	872,391	193,396,466

(1)  Includes treasury stock. The pre-reverse stock split number of shares of treasury stock is 4,611,569 shares.

(2)  The pre-reverse stock split number of shares of common stock reserved for future issuance is based on the following:

●	1,814,000 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $4.28 per share;

●	4,389,000 shares of common stock issuable upon the vesting of outstanding RSUs at a weighted average fair value per unit of $4.43 per share; and

●	6,882,861 shares of common stock reserved for future grants of awards under the Plans.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, record holders of our common stock who otherwise would be entitled to receive a fractional share because they hold a number of shares not evenly divisible by the reverse stock split ratio approved by the Board will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Procedure for Implementing the Reverse Stock Split

If our stockholders approve this proposal, and if the Board determines that it is in our best interest and the best interests of our stockholders to implement the reverse stock split, we will file the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware to effect the reverse stock split with the reverse stock split ratio approved by the Board. As of the effective time of the reverse stock split, each stock certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Holders of Certificated Shares of Common Stock

If the reverse stock split is effected, stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the reverse stock split. The letter of transmittal will contain instructions on how a stockholder should surrender their certificate(s) representing pre-split shares of our common stock to our transfer agent in exchange for certificates representing the appropriate number of shares of post-reverse stock split common stock. No certificates representing post-split shares of our common stock will be issued to a stockholder until such stockholder has surrendered to our transfer agent all their certificates representing their pre-split shares, together with a properly completed and executed letter of transmittal. No stockholder will be required to pay a transfer or other fee to exchange their certificates representing pre-split shares of our common stock. Until surrendered, we will deem certificates representing pre-split shares of our common stock to be cancelled and only to represent the number of whole shares of post-split shares of our common stock to which these stockholders are entitled, subject to the treatment of fractional shares. If a certificate representing pre-split shares of our common stock bears a restrictive legend, the certificate issued in exchange therefor will bear the same restrictive legend. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) unless and until requested to do so.

Registered “Book-Entry” Holders of Common Stock

If the reverse stock split is effected, stockholders who hold their shares of our common stock electronically in book-entry form with our transfer agent will not need to any take action to receive their shares of post-reverse stock split common stock (i.e., the exchange will be automatic).

Beneficial Owners

If the reverse stock split is effected, we intend to treat shares held by stockholders through a broker, bank, or other nominee in the same manner as shares held by stockholders of record. Brokers, banks, and other nominees will be instructed to effect the reverse stock split for beneficial owners holding our common stock in street name. However, these brokers, banks, and other nominees may have different procedures for processing the reverse stock split than for stockholders of record. Stockholders who hold shares of our common stock in street name and who have questions in this regard are encouraged to contact the brokers, banks, or other nominees holding their shares.

Accounting Matters

The reverse stock split will not affect the per share par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet, in the aggregate, will not change due to the reverse stock split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the reverse stock split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder of our common stock, which is a beneficial owner of our common stock that is either:

●	an individual citizen or resident of the United States;
●

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
●

a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. For example, this summary does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates or former citizens or residents, persons subject to the alternative or corporate minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons who acquired their shares or equity awards in connection with employment or other performance of services, (iii) persons who hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes, or (iv) persons who do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address the Medicare tax on net investment income, tax considerations in respect of our preferred stock, or tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the reverse stock split, and there can be no assurance that the Internal Revenue Service will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

Stockholders should consult their own tax advisors concerning the particular U.S. federal tax consequences of the reverse stock split to them, as well as the consequences to them arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The reverse stock split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Certain filings with the Internal Revenue Service must be made by us and certain ‘significant holders” of our common shares in order for the reverse stock split to qualify as a reorganization. Assuming the reverse stock split qualifies as a reorganization, other than with respect to any U.S. holder that receives a full share in lieu of a fractional share, a U.S. holder generally will not recognize gain or loss upon the exchange of shares of our common stock for a lesser number of shares of our common stock, based upon the reverse stock split ratio.

A U.S. holder’s aggregate tax basis in the lesser number of shares of our common stock received in the reverse stock split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the reverse stock split. The holding period for the common stock received as a result of the reverse stock split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the reverse stock split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered for the shares of our common stock received pursuant to the reverse stock split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As noted above, we will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share of common stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share are not clear. A U.S. holder that receives a full share in lieu of a fractional share may be treated as though it received a distribution from us to the extent that the value of the full share exceeds the value of the fractional share the holder otherwise would have received. Such distribution would generally be a dividend to the extent of our current or accumulated earnings and profits. Any amount in excess of earnings and profits would generally reduce the holder’s basis their shares by the amount of such excess. The portion of the full share in excess of the fractional share would generally have a tax basis equal to the amount recognized as a dividend and the holding period for such share would begin on the date of the deemed distribution. Holders are urged to consult their own tax advisors as to the possible tax consequences of receiving an additional fraction of a share in the reverse stock split.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT CONSTITUTE A TAX OPINION. EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Interests of Directors and Executive Officers

None of the Company’s directors or executive officers have any substantial interest, directly or indirectly, in this proposal except to the extent of their ownership of shares of our common stock and/or securities exercisable for or convertible into shares of our common stock, which shares and securities would be subject to the same proportionate adjustment based on the reverse stock split ratio approved by the Board as all other issued shares of our common stock and securities exercisable for or convertible into shares of our common stock.

Vote Required

Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” from voting on this proposal. Approval of this proposal requires that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Abstentions and broker non-votes, if any, are not considered votes cast and will have no effect on the outcome of this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 2

THE ADJOURNMENT PROPOSAL

General

In this proposal, we are asking our stockholders to authorize us to adjourn the Meeting to another time and place, if necessary or advisable, to solicit additional proxies if there are not sufficient votes to approve the Reverse Stock Split Proposal at the Meeting. If our stockholders approve this proposal, we could adjourn the Meeting without a vote on the Reverse Stock Split Proposal to solicit additional proxies and/or to seek to convince stockholders to change their votes in favor of such proposal.

If the Meeting is adjourned, notice need not be given of the adjourned meeting if the time, place, if any, thereof (and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting) are announced at the Meeting or displayed, during the time scheduled for the Meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication. However, if the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the Meeting. In addition, if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, notice of the adjourned meeting will be given to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Interests of Directors and Executive Officers

None of the Company’s directors or executive officers have any substantial interest, directly or indirectly, in this proposal except to the extent of their ownership of shares of the Company’s common stock and/or securities exercisable for or convertible into shares of our common stock.

Vote Required

Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” from voting on this proposal. Approval of this proposal requires that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Abstentions and broker non-votes, if any, are not considered votes cast and will have no effect on the outcome of this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 12, 2024 (or such other date as noted below) by (i) all named executive officers, (ii) all current directors (there are no director nominees), (iii) all current executive officers and directors of the Company as a group, and (iv) each person known by the Company to beneficially own in excess of 5% of the outstanding shares of our common stock. Unless noted otherwise, the business address of each person listed below is 300 Vesey Street, 9th Floor, New York, New York 10282.

	Shares of Common Stock Beneficially Owned (1)		Percent of Common Stock Beneficially Owned (1)
Named Executive Officers and Directors:
Ryan Schulke	10,024,528	(2)	11.66%
Matthew Conlin	8,574,470	(3)	9.97%
Donald Patrick	1,147,300	(4)	1.33%
Sugandha Khandelwal (5)	-		*
Donald Mathis	224,748	(6)	*
Barbara Shattuck Kohn	132,926	(7)	*
David Graff	20,000	(8)	*
Richard Pfenniger, Jr.	20,000	(9)	*
All current directors and executive officers as a group (8 persons) 5% Holders:	18,168,972	(10)	20.99%
Dr. Phillip Frost	18,884,874	(11)	21.97%
JB Capital Partners, L.P.	4,708,479	(12)	5.48%
Tieton Capital Management	4,328,490	(13)	5.04%
Global Value Investment Corp.	5,061,360	(14)	5.89%

*	Less than 1%
(1)

Percent of beneficial ownership is based on 85,967,141 shares of common stock outstanding on February 12, 2024. Beneficial ownership information has been determined in accordance with Rule 13d-3 under the Exchange Act. The information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant or upon vesting of RSUs or restricted stock or upon conversion of a convertible security) within 60 days of the date as of which the information is provided. In computing the percentage beneficial ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the table does not necessarily reflect the person’s actual voting power as of the date the information is provided, or any particular date.

(2)

Mr. Schulke’s shares include (i) 6,505,989 shares held directly, (ii) 2,000,000 shares held by RSMC Partners, LLC, of which Mr. Schulke is a member, (iii) 499,159 shares held by The Schulke Inn Family Foundation Trust, in which the Mr. Schulke serves as Co-Trustee, (iv) 121,243 shares held by The Ryan Schulke 2020 GRAT, in which Mr. Schulke serves as Trustee, and (v) 898,137 shares held by The Ryan Schulke 2022 GRAT, in which Mr. Schulke serves as Trustee. Does not include (i) 550,000 RSUs that were fully vested as of January 1, 2019 but are subject to deferred delivery, (ii) 50,000 RSUs that were fully vested as of February 1, 2020 but are subject to deferred delivery, and (iii) 80,000 RSUs that were fully vested as of March 1, 2021 but are subject to deferred delivery. Mr. Schulke may be deemed to have shared voting control over the shares owned by Dr. Phillip Frost and Frost Gamma Investments Trust (“Frost Gamma”) by virtue of a Stockholders’ Agreement, pursuant to which Dr. Frost and Frost Gamma agreed to vote in favor of Mr. Schulke’s nominees for the Company’s Board of Directors. This table does not reflect Mr. Schulke’s ownership interest in these shares. If Mr. Schulke were deemed to have a beneficial ownership interest in these shares, Mr. Schulke would own 28,909,402 shares, or 33.63% of the Company’s outstanding common shares.

(3)

Mr. Conlin’s shares include (i) 6,001,450 shares held directly, (ii) 2,000,000 shares held by RSMC Partners, LLC, of which Mr. Conlin is a member, (iii) 361,050 shares held by the 2017 Conlin Shakira Family Trust,  and (iv) 211,970 shares held by the Conlin Family Foundation Trust of which Mr. Conlin is Trustee. Does not include (i) 550,000 RSUs that were fully vested as of January 1, 2019 but are subject to deferred delivery, (ii) 50,000 RSUs that were fully vested as of February 1, 2020, but are subject to deferred delivery, and (iii) 80,000 RSUs that were fully vested as of March 1, 2021 but are subject to deferred delivery.

(4)	Mr. Patrick’s shares include (i) 949,300 shares of common stock and (ii) 198,000 shares of common stock issuable upon exercise of options. Does not include 459,500 RSUs that remain subject to vesting.
(5)	Ms. Khandelwal served as the Company’s Chief Financial Officer from December 6, 2021 until February 3, 2023.
(6)	Mr. Mathis’s shares represent 224,748 shares of common stock. Does not include 163,174 RSUs that remain subject to vesting.
(7)	Ms. Shattuck Kohn’s shares represent 132,926 shares of common stock. Does not include 163,174 RSUs that remain subject to vesting.
(8)	Does not include 155,385 RSUs that remain subject to vesting.
(9)	Does not include 155,385 RSUs that remain subject to vesting.
(10)	The 2,000,000 shares held by RSMC Partners, LLC, which are deemed beneficially owned by both Mr. Schulke and Mr. Conlin, are counted only once for purposes of this calculation.
(11)

Dr. Phillip Frost’s shares include (i) 18,834,874 shares held by Frost Gamma and (ii) 50,000 shares held by Dr. Frost directly, based on the Schedule 13D/A filed by Dr. Frost and Frost Gamma on September 25, 2023. Dr. Frost is the Trustee of Frost Gamma. Frost Gamma L.P. is the sole and exclusive beneficiary of Frost Gamma. Dr. Frost is one of two limited partners of Frost Gamma L.P. The general partner of Frost Gamma L.P. is Frost Gamma, Inc., and the sole stockholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole stockholder of Frost-Nevada Corporation. Frost Gamma’s address is 4400 Biscayne Blvd., Suite 1500, Miami, FL 33137. Dr. Frost and Frost Gamma may be deemed to share voting control of these shares with Mr. Schulke by virtue of the Stockholders' Agreement described in footnote (2) above.

(12)

Solely based on the Company's review of Amendment No. 5 to Schedule 13G/A filed by JB Capital Partners, L.P. and Alan W. Weber on February 13, 2023. Mr. Weber is the general partner of JB Capital Partners, L.P. and has shared voting and dispositive power over the securities held by JB Capital Partners, L.P. The address for Mr. Weber and JB Capital Partners, L.P. is 5 Evans Place, Armonk, NY 10504.

(13)

Solely based on the Company's review of the Schedule 13G/A filed by Tieton Capital Management on February 1, 2024. William J. Dezellem is the Chief Investment Officer and President of Tieton Capital Management. The address of Tieton Capital Management is 4700 Tieton Drive, Suite C, Yakima, WA 98908.

(14)

Solely based on the Company's review of the Schedule 13D/A filed on December 28, 2023 jointly by (i) Global Value Investment Corp. (“GVIC”); (ii) Jeffrey R. Geygan, who serves as the chief executive officer and a director of GVIC, and is the controlling person of GVIC; (iii) James P. Geygan, who serves as the chief operating officer and a director of GVIC; (iv) Stacy A. Wilke, who serves as the chief financial officer of GVIC; (v) Kathleen M. Geygan, who serves as a director of GVIC; and (vi) Shawn G. Rice, who serves as a director of GVIC. GVIC serves as investment adviser to managed accounts (collectively, the “Accounts”), and may be deemed to have beneficial ownership over shares of our common stock held for the Accounts. GVIC owns 15,965 shares of our common stock in its corporate capacity. Mr. Jeffrey Geygan, Mr. James Geygan, Ms. Wilke, Ms. Geygan, and Mr. Rice each own shares of our common stock in their individual capacities. These shares may be deemed to be indirectly beneficial owned by GVIC. Mr. Jeffrey Geygan owns 123,010 shares in his individual capacity. Mr. James Geygan owns 34,770 shares in his individual capacity. Ms. Wilke owns 10,800 shares in her individual capacity. Ms. Geygan owns 38,455 shares in her individual capacity. Mr. Rice owns 28,400 shares in his individual capacity. Mr. Jeffrey Geygan, Mr. James Geygan, Ms. Geygan, and Mr. Rice are the directors of GVIC. Mr. Jeffrey Geygan, Mr. James Geygan and Ms. Wilke are the executive officers of GVIC. As a result of his ownership interest in GVIC, Mr. Jeffrey Geygan is the controlling person of GVIC. As each of the reporting persons on the Schedule 13D, directly or indirectly, share the power to vote, or direct the voting of, the shares of our common stock held for the Accounts, and the power to dispose, or to direct the disposition of, the shares of our common stock held for the Accounts, each such reporting person may be deemed to have beneficial ownership over the shares of our common stock held for the Accounts. The address of Global Value Investment Corp. is 1433 N. Water Street, Suite 400, Milwaukee, WI 53202.

STOCKHOLDER PROPOSALS OR NOMINATIONS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Proposals for Inclusion in our 2024 Proxy Statement

From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. Under SEC rules, in order to be included in the proxy statement for our 2024 Annual Meeting of Stockholders, stockholder proposals submitted under Rule 14a-8 of the Exchange Act, must have been received by our Corporate Secretary at 300 Vesey Street, 9th Floor, New York, New York 10282 not later than January 10, 2024 (the date which is 120 days before the anniversary of the date we released our proxy statement to stockholders in connection with our 2023 Annual Meeting of Stockholders). In the event the date of our 2024 Annual Meeting of Stockholders is convened more than 30 days before, or delayed by more than 30 days after, June 7, 2024, stockholders who intend to have a proposal considered for inclusion in our proxy materials for our 2024 Annual Meeting of Stockholders must submit the proposal to us at our office no later than a reasonable time before we begin to print and send our proxy materials for our 2024 Annual Meeting of Stockholders.

Other Proposals and Nominations

Our amended and restated bylaws require that a stockholder who otherwise intends to: (i) present a proposal outside of Rule 14a-8 under the Exchange Act; or (ii) nominate a director for our 2024 Annual Meeting of Stockholders, must deliver notice to our Corporate Secretary, in proper written form and in accordance with the requirements of our amended and restated bylaws, on or after February 8, 2024 but no later than March 9, 2024; provided, however, in the event that the date of our 2024 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after June 7, 2024, which is the anniversary of our 2023 Annual Meeting of Stockholders, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the date of the 2024 Annual Meeting of Stockholders and not later than the close of business on the later of (A) the 90th day prior to the date of the 2024 Annual Meeting of Stockholders or (B) the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting of Stockholders is first made by us.

In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with our 2024 Annual Meeting of Stockholders, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and such notice must include all the information required by Rule 14a-19(b) under the Exchange Act and such stockholders must comply with all of the requirements of Rule 14a-19 under the Exchange Act.

Stockholders are also advised to review our amended and restated bylaws, which contain additional requirements relating to stockholder proposals and director nominations, including who may submit them and what information must be included.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to that shared address. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Fluent stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or, if you share an address with another Company stockholder and are receiving multiple copies of annual reports and proxy statements but only wish to receive a single copy of such materials, you may:

●

if you are a stockholder of record, direct your written request to Daniel J. Barsky, General Counsel and Corporate Secretary, by telephone at (646) 669-7272 or by mail at 300 Vesey Street, 9th Floor, New York, New York 10282; or

●	if you are not a stockholder of record, notify your broker.

Fluent will promptly deliver, upon written or oral request, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy was delivered by using the contact information provided above.

WHERE YOU CAN FIND MORE INFORMATION

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, and proxy statements and other information we file or furnish pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on our website at https://investors.fluentco.com/financial-information/sec-filings as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including our company.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy card to vote the shares represented by all properly executed proxies on such matters in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

Appendix A
Proposed Form of Certificate of Amendment to Certificate of Incorporation

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF FLUENT, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Fluent, Inc. (the “corporation”), a corporation existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the corporation’s Certificate of Incorporation filed with the Secretary of State on March 20, 2015, as amended by the Certificate of Amendment thereto filed with the Secretary of State on September 23, 2016, and by the Certificate of Amendment thereto filed with the Secretary of State on April 13, 2018 (as amended to date, the “Certificate of Incorporation”).

SECOND: The Certificate of Incorporation is hereby amended by revising Article FOURTH to include a new Section G as follows:

(G)  Effective at 6:00 p.m. Eastern Time (the “Effective Time”) on the effective date of the certificate of amendment adding this Section G to Article FOURTH of the certificate of incorporation of the corporation (the “Effective Date”), every [two to fifteen (2 to 15, depending on the exact ratio to be approved by the Board of Directors]) shares of Common Stock issued and outstanding or held by the corporation in treasury stock, in each case immediately prior to the Effective Time, shall automatically be combined and reclassified into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the corporation or the holder thereof (the “Reverse Split”); provided, however, that if the Reverse Split would result in the record account of any holder of Common Stock having a number of shares of Common Stock that is, in the aggregate, less than one (1) share (a “Fractional Share”), such holder shall be entitled to receive a whole share of Common Stock in lieu of a Fractional Share. The Reverse Split shall have no effect on the number of authorized shares of Common Stock, the number of authorized shares of Preferred Stock or the respective par values per share thereof, in each case as set forth Section A of this Article FOURTH.

THIRD: This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the ___ day of ___________, 202_.

Fluent, Inc.

By:
Name:
Title:

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V27522-S81106 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FLUENT, INC.

The Board of Directors recommends you vote FOR proposals 1 and 2:

		For	Against	Abstain
1.	The reverse stock split proposal;	☐	☐	☐
2.	The adjournment proposal	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the proxy holder in his discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V27523-S81106

FLUENT, INC.
Special Meeting of Stockholders
March 18, 2024 11:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Daniel J. Barsky, as proxy of the undersigned, with full power to appoint his substitute, to represent the undersigned at the Special Meeting (the "Meeting") of Stockholders of Fluent, Inc. (the "Company") to be held on March 18, 2024 at 11:00 a.m. Eastern Time virtually at www.virtualshareholdermeeting.com/FLNT2024SM, and at any adjournments thereof, and to vote all shares of common stock of the Company held of record by the undersigned at the close of business on February 12, 2024 in accordance with the instructions set forth on this proxy card and, in his discretion, to vote such shares on any other business as may properly come before the Meeting and on matters incident to the conduct of the Meeting. Any proxy heretofore given by the undersigned with respect to such shares of common stock is hereby revoked.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IF THIS PROXY IS EXECUTED BUT NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Continued and to be signed on reverse side